EXHIBIT 99.2

3D Systems Announces Next Phase of Restructuring Initiative

ROCK HILL, S.C., May 08, 2023 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) today announced the next phase of its multi-faceted restructuring initiative to improve operating efficiencies throughout the organization and drive long-term value creation. This next evolution of restructuring will reduce headcount by approximately 6%, with the majority of reductions being made in Corporate and Business support functions which are predominantly located in the US and Europe. The company expects this initiative to reduce operating expenses by approximately $4.0 - $6.0 million in 2023 and to provide annualized savings between approximately $9 million to $11 million beginning in 2024. The company expects to incur cash charges in the range of $3.5 - $4.5 million for severance-related costs related to this initiative during 2023. This reduction in operating costs is a result of investments made in improved business processes, rationalization of operations, improved operational efficiencies, and integration of acquisitions completed over the last two years. Having been announced today, the majority of these changes will be fully executed in the current quarter, with the remainder occurring in the second half of the year.

In addition to today’s announcement, the company is providing further detail related to its previously announced initiative in February 2023 to improve manufacturing efficiencies in its European metal printer operations. These changes will include the insourcing of certain metal printer platforms into its Riom, France manufacturing facility, co-locating the manufacturing with the current engineering of these products. This approach should improve cycle time from development to production while improving operating efficiencies. The company is reaffirming the expectation for its European insourcing initiative to reduce operating expenses in 2023 by approximately $2.5 - $3.5 million and provide annualized savings of approximately $5.5 million to $7.0 million beginning in 2024.

Commenting on these initiatives, 3D Systems’ President and CEO, Dr. Jeffrey Graves said, “We are very proud to offer our customers the broadest range of additive manufacturing technologies in the industry, including both metal and polymer hardware systems, an enormous range of value-added materials, and the leading suite of software solutions in the industry, which we bring together through specific customer applications that enable rapid adoption in production environments. Building from this success, our challenge now is to leverage our scale to bring increased operating efficiencies to benefit our customers and shareholders. The actions we have announced over the course of this year are expected to generate a combined savings of approximately $6.5 - $9.5 million in 2023, and $14.5 million to $18.0 million in annualized savings beginning in 2024. These actions reflect our commitment to generating positive adjusted EBITDA this year, which we now expect to be over $2.0M for the full year 2023, with continued momentum in 2024 and beyond. These efforts are an extension of the ongoing work we began in late-2020 to streamline our operational footprint, focus our efforts, and better leverage our rich history in additive manufacturing. We continue to believe that right-sizing our cost structure and delivering positive adjusted EBITDA and free cash flow in 2023 will further improve 3D Systems’ already strong balance sheet and enhance our flexibility to continue investing in the most critical areas of R&D, operations, customer service, and an efficient corporate infrastructure that is required to capitalize on the exciting market opportunities across our Industrial, Healthcare and emerging biologics markets. We believe this focused approach will unlock sustained value creation for our customers, shareholders, and society for years to come.”

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

About 3D Systems
More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

Investor Contact:   investor.relations@3dsystems.com
Media Contact:      press@3dsystems.com